UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2012

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2012, Motorcar Parts of America, Inc. (the “Company”) and Selwyn Joffe (“Mr. Joffe”), the Chairman, President and Chief Executive Officer of the Company entered into an Employment Agreement (the “Employment Agreement”).  The Employment Agreement was approved by the Board of Directors of the Company (the “Board”) following the earlier review of the material proposed terms of the agreement by the Compensation Committee of the Board (the “Compensation Committee”) and the recommendation of the Compensation Committee that the Company enter into the Employment Agreement.  The Employment Agreement terminates and supersedes Mr. Joffe’s previous employment agreement, which was to expire on August 31, 2012.

The Board approved the terms of the Employment Agreement after a multi-month process in which it evaluated Mr. Joffe’s performance, his value to the Company and appropriate market comparables.  In doing so, the Compensation Committee utilized the services of Towers Watson, an independent compensation consulting firm.

The Employment Agreement provides for Mr. Joffe to serve as the Company’s Chairman, President and Chief Executive Officer for a term expiring on August 31, 2015, unless extended or earlier terminated pursuant to the terms of the Employment Agreement.  Pursuant to the Employment Agreement, Mr. Joffe will receive a base salary of $600,000 per year, which will be reviewed from time to time in accordance with the Company’s established procedures for adjusting salaries for similarly situated employees.  Mr. Joffe will be eligible to participate in the Company’s Annual Incentive Plan adopted and amended from time to time by the Board (the “Annual Incentive Plan”), with a target bonus to be set each year equal to 100% of Mr. Joffe’s salary (the “Annual Incentive Bonuses”).  In addition to the Annual Incentive Bonuses, the Company paid Mr. Joffe a one-time bonus of $250,000 upon the signing of the Employment Agreement and awarded Mr. Joffe a guaranteed bonus of $500,000, which is payable in three annual installments:  $168,000 on May 18, 2012; $166,000 on May 18, 2013; and $166,000 on May 18, 2014.

Pursuant to Mr. Joffe’s previous employment agreement, he was entitled to receive a transaction fee of 1.0% of the “total consideration” of any transaction, including any transaction resulting in a change of control, his efforts brought to the Company.   In lieu of this transaction fee, pursuant to the Employment Agreement, the Company agreed to grant Mr. Joffe, no later than May 28, 2012, pursuant to its 2010 Incentive Award Plan (the “2010 Plan”):  (i) a fully-vested option to purchase a number of shares of the Company’s common stock equal to $250,000 divided by the per share fair value of the option as of its grant date based on the Black-Scholes valuation method or such other method as may be used by the Company for financial reporting purposes; and (ii) a number of shares of fully-vested restricted stock equal to $250,000 divided by the average per share closing price of the Company’s common stock as quoted on the NASDAQ Global Select Market for the five (5) consecutive trading days immediately following May 18, 2012 minus a number of shares which are required to satisfy applicable withholding obligations (the “Initial Equity Awards”).

Pursuant to the Employment Agreement, Mr. Joffe will also be eligible to receive annual awards under the 2010 Plan in such amounts as are determined by the Compensation Committee as administrator of the 2010 Plan in its sole and absolute discretion (the “Annual Awards”).  Such awards may be in the form of options, restricted stock, restricted stock units, performance shares, performance units or such other form of award as determined by the Compensation Committee as administrator of the 2010 Plan in its sole and absolute discretion.

The Annual Incentive Bonuses, the Initial Equity Awards and the Annual Awards, to the extent they constitute “incentive-based compensation” under Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be subject to clawback by the Company to the extent required by Section 10D(b)(2) of the Exchange Act, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission, as limited by California law to the extent California law applies.

Pursuant to the Employment Agreement, Mr. Joffe will also receive:  (i) four weeks paid vacation each year during the term of the Employment Agreement pursuant to the Company’s written vacation policy; (ii) a $1,500 monthly automobile allowance and payment by the Company of certain automobile-related expenses; (iii) during the term of the Employment Agreement, if Mr. Joffe does not elect medical insurance coverage for himself and his eligible family through the Company, an allowance for such medical insurance in an amount equal to the cost which would have been incurred by the Company in supplying such coverage for Mr. Joffe and his eligible family; and (iv) $24,000 per year to be used by Mr. Joffe to purchase disability insurance for his benefit (the “Disability Insurance Payment” and, together with the benefits described in clauses (i), (ii) and (iii), the “Benefits”).

The Employment Agreement terminates on the date of Mr. Joffe’s death, in which event his accrued salary and Annual Incentive Bonus, if any, and reimbursable expenses and benefits owing to him through the date of his death shall be paid to his estate, and his estate shall assume certain of his rights as specified in the Employment Agreement.

In the event that Mr. Joffe’s employment is terminated as result of his physical or mental illness or incapacity as determined in accordance with the procedures set forth in the Employment Agreement, he will be entitled to receive his accrued salary and Annual Incentive Bonus, if any, reimbursable expenses and benefits owing to him through the date of termination and payment of the benefits pursuant to any disability insurance policy purchased by Mr. Joffe with the Disability Insurance Payment.

In the event that Mr. Joffe’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), the Company will be released from any and all further obligations under the Employment Agreement, except that the Company will pay Mr. Joffe his accrued salary and Annual Incentive Bonus, if any, and reimbursable expenses and benefits owing to him through the date of his termination.

In the event that Mr. Joffe’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) or Mr. Joffe voluntarily terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement), then the Company will pay through the later of the date which is two years after the termination date or August 31, 2015:  (i) his salary as in effect immediately prior to the termination date; (ii) his average bonus earned for the two years immediately prior to the year in which the Employment Agreement is terminated (or if such termination occurs within the first three months of the Company’s fiscal year, for the second and third years preceding the year in which such termination occurs); and (iii) the Benefits.

If a Change in Control (as defined in the Employment Agreement) occurs and Mr. Joffe voluntarily terminates the Employment Agreement for Good Reason (as defined in the Employment Agreement) or Mr. Joffe’s employment is terminated by the Company without Cause (as defined in the Employment Agreement) within two years following a Change in Control, then Mr. Joffe will be entitled to receive either the severance benefit as described in the next sentence of this paragraph or the benefits described in the immediately preceding paragraph, whichever is more favorable to Mr. Joffe, and the Company will pay Mr.Joffe any reimbursable expenses owed to him through the termination date.  The severance benefit will be equal to (i) two times Mr. Joffe’s salary at the annual rate in effect immediately prior to the date of the Change in Control plus (ii) two times Mr. Joffe’s average bonus earned for the two years immediately prior to the year in which the Change in Control occurs.  The severance benefit will be paid to Mr. Joffe in a lump sum as soon as practicable, but no later than 30 days following the termination date.

In the event that the benefits provided for in the Employment Agreement or otherwise payable to Mr. Joffe constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and will be subject to the excise tax imposed by Section 4999 of the Code, Mr. Joffe will receive the greater of:  (i) the largest portion, up to and including the total, of such benefits or (ii) the largest aggregate amount of such benefits that would result in no portion thereof being subject to excise tax under Section 4999 of the Code, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and excise tax under Section 4999 of the Code, results in Mr. Joffe’s receipt, on an after-tax basis, of the greatest amount of the benefit.

The Employment Agreement prohibits Mr. Joffe during the term of the Employment Agreement or at any time thereafter from using or disclosing to any third party any of the Company’s confidential information and trade secrets.  Pursuant to the Employment Agreement, during the term of the Employment Agreement, Mr. Joffe is also prohibited from:  (i) competing with the Company; or (ii) soliciting or inducing any creditor, customer, supplier, officer, executive or agent of the Company or any of its subsidiaries or affiliates to sever its relationship with or leave the employ of any such entities.

Pursuant to the Employment Agreement, the Company agreed to reimburse Mr. Joffe for all reasonable legal fees and disbursements incurred by him in connection with the negotiation, preparation and execution of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, dated as of May 18, 2012, between Motorcar Parts of America, Inc. and Selwyn Joffe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: May 24, 2012	s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel